                                                                      EXHIBIT 21

                              SUBSIDIARIES OF THE
                                   REGISTRANT

    The registrant owns all of the outstanding capital stock of the following corporations:

              CORPORATION                                     STATE OR PROVINCE OF INCORPORATION
Intercomp Resource Development &                       Province of Alberta, Canada
  Engineering, (Canada) Ltd.
In-Situ Research and Engineering Ltd.                  Province of Alberta, Canada
Microcomp Management Ltd.                              Province of Alberta, Canada
IRAD Development Ltd.                                  Province of Alberta, Canada
247011 Alberta Limited                                 Province of Alberta, Canada
Scientific Software-Intercomp (U.K.) Limited           United Kingdom
Scientific Software Texas, Inc.                        Texas
Facilities Warehousing, Inc.                           Delaware
SSI Bethany, Inc.                                      Texas
Kinesix SARL                                           France